EXHIBIT 99.2

                          INSTRUCTIONS AS TO THE USE OF
                       AMERICAN NATURAL ENERGY CORPORATION
                              SUBSCRIPTION WARRANTS

           CONSULT COMPUTERSHARE INVESTOR SERVICES INC. OR YOUR BROKER
                 AS TO ANY QUESTIONS ABOUT THIS RIGHTS OFFERING.

The following instructions (the "Instructions") relate to a rights offering (the "Rights Offering") by American Natural Energy Corporation, an Oklahoma corporation (the "Company") , to the holders of record of its common stock (the "Common Stock"), as described in the Company's Prospectus dated [_____], 2004 (the "Prospectus"). Holders of record of shares of Common Stock as of the close of business on [_____], 2004 (the "Record Date") are receiving subscription rights (the "Rights") to subscribe for and purchase shares of the Company's Common Stock. Each such shareholder is receiving one Right for each four shares of Common Stock owned as of the close of business on the Record Date.

No fractional shares or rights, or cash in lieu thereof, will be issued or paid. If the number of shares of Common Stock held by a shareholder on the Record Date would have resulted in the issuance of fractional Rights, the number of Rights issued to such shareholder has been rounded down to the nearest whole number.

The Rights are evidenced by subscription warrants (the "Subscription Warrants"). Unexercised Rights will expire and become null and void at 5:00 p.m., New York City Time, on [_____], 2004, unless such expiration date is extended in the sole discretion of the Company (as it may be extended, the "Expiration Date").

Each Right entitles you to purchase one share of Common Stock. A Rights holder is not required to purchase any shares or may elect to purchase some or all of the shares that are covered by the basic subscription privilege. As described in the Prospectus, if you fully exercise your basic subscription privilege, you are eligible to subscribe for additional shares of Common Stock that are offered pursuant to the Prospectus but that are not purchased by other Rights holders. Your over-subscription privilege is not limited to a number of shares equal to your basic subscription privilege. The maximum number of shares for which you will be able to subscribe pursuant to your over-subscription privilege will equal your pro rata share of the total amount of shares available for over-subscription. The total number of shares available for over-subscription will be reduced by the total number of shares subscribed for pursuant to all stockholders' basic subscription privileges. Your pro rata share will be based upon the total number of shares of our common stock you own on the record date compared to the total number of shares of our common stock held by all stockholders who exercise their over-subscription privilege. If the shares available are not sufficient to satisfy all subscriptions pursuant to the over-subscription privilege, those excess shares will be allocated on a pro rata basis among those holders exercising the over-subscription privilege in proportion to the number of shares of common stock owned by each such holder on the record date relative to the number of shares of common stock owned on the record date by all holders exercising their over-subscription privilege. If the pro rata allocation would result in your being allocated a greater number of excess shares than you subscribed for pursuant to your over-subscription privilege, then you will be allocated only the number of excess shares for which you over-subscribed. The remaining excess shares will be allocated among all other holders exercising the over-subscription privilege on the same pro rata basis outlined above and the process of pro rata allocation will be repeated until either all shares are subscribed for or all over-subscription privileges have been fully allocated.

The Company's current stockholders who do not participate in the rights offering will suffer dilution in their relative percentage ownership in the Company upon issuance of the Company's common stock to holders exercising rights in the rights offering.

The number of Rights to which you are entitled, are printed on the face of your Subscription Warrant that accompanies these Instructions. You should indicate your wishes with regard to the exercise of your Rights by completing the reverse side of the Subscription Warrant and returning the completed Subscription Warrant to the Company's subscription agent, Computershare Investor Services Inc., in the envelope provided.

IN ORDER FOR YOU TO EXERCISE RIGHTS, COMPUTERSHARE INVESTOR SERVICES INC. MUST HAVE RECEIVED FROM YOU PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, (1) YOUR SUBSCRIPTION WARRANT, PROPERLY EXECUTED AND DELIVERED BY YOU, AND
(2) PAYMENT OF THE FULL SUBSCRIPTION PRICE FOR EACH SHARE OF COMMON STOCK THAT YOU WISH TO PURCHASE UNDER THE BASIC SUBSCRIPTION PRIVILEGE AND THE OVERSUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS. YOU MAY NOT REVOKE OR AMEND ANY EXERCISE OF A RIGHT.


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For a more complete description of the terms and conditions of the Rights
Offering, please review the Prospectus. Additional copies of the Prospectus and of the other subscription documents that are discussed below are available upon request from Computershare Investor Services Inc. by calling 1-800-564-6523.

1.       METHOD OF SUBSCRIPTION - EXERCISE OF RIGHTS

         You may exercise your rights by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on ________, 2004, the date on which the rights expire:

       o your properly completed and executed Subscription Warrant with any required signature guarantees or other supplemental documentation; and

       o your full subscription price payment for each share subscribed for under your basic subscription privilege and your over-subscription privilege.

2.       METHOD OF PAYMENT

         Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by certified check, bank check or draft or money order payable in U.S. funds to the subscription agent.

3.       RECEIPT OF PAYMENT

         Your payment will be considered received by the subscription agent only upon receipt by the subscription agent of certified check, bank check or draft or money order payable in U.S. funds.

4.       DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

         You should deliver your Subscription Warrant and payment of the subscription price or, if applicable, notice of guaranteed delivery, to the subscription agent by one of the methods described below:

By mail to:                                 Computershare Investor Services Inc.
                                            P.O. Box 7021
                                            31 Adelaide St., East
                                            Toronto, ON   M5C 3H2
                                            Attention:  Corporate Actions

By registered mail, hand delivery or
by courier to:
                                            Computershare Investor Services Inc.
                                            100 University Avenue
                                            9th Floor
                                            Toronto, ON  M5J 2Y1
                                            Attn:  Corporate Actions
                                                       or
                                            Computershare Investor Services Inc.
                                            510 Burrard Street, 2nd Floor
                                            Vancouver, BC V6C 3B6
                                            Attn:  Corporate Actions

By telephone:                               Toll Free: 1-800-564-6253

                                            Email:  Service@Computershare.com

         Your delivery to an address other than the address set forth above will not constitute valid delivery.

5.       CALCULATION OF RIGHTS EXERCISED

         If you do not indicate the number of rights being exercised, or do not forward full payment of the total subscription price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, the subscription agent will return the excess amount to you by mail without interest or deduction as soon as practicable after the expiration date of the rights offering.


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6.       YOUR FUNDS WILL BE HELD BY THE SUBSCRIPTION AGENT UNTIL SHARES OF
         COMMON STOCK ARE ISSUED

         The subscription agent will hold your payment of the subscription price payment in a segregated account with other payments received from other rights holders until we issue your shares to you.

7.       TRANSFER OF RIGHTS; COMBINATION OF RIGHTs

         You may transfer rights in whole by endorsing the Subscription Warrant for transfer. Please follow the instructions for transfer included in the information sent to you with your Subscription Warrant. If you wish to transfer only a part of the rights, you should deliver your properly endorsed Subscription Warrant to the subscription agent. With your Subscription Warrant, you should include instructions to register such portion of the rights evidenced thereby in the name of the transferee (and to issue a new Subscription Warrant to the transferee evidencing such transferred rights). You may only transfer whole rights. In addition, if you only transfer part of the rights, you may only transfer such number of whole rights as will result in the transferee receiving a whole number of shares if the transferee exercises its basic subscription privilege in respect of the whole rights transferred. If there is sufficient time before the expiration of the rights offering, the subscription agent will send you a new Subscription Warrant evidencing the balance of the rights issued to you but not transferred to the transferee. You may also instruct the subscription agent to send the Subscription Warrant to one or more additional transferees. If you wish to sell your remaining rights, you may request that the subscription agent send you certificates representing your remaining rights so that you may sell them through your broker or dealer.

         Rights represented by two or more Subscription Warrants may be combined for purposes of exercising the rights and, subject to the same considerations involved in a transfer of your rights and the need for adequate time for the subscription agent to return a Subscription Warrant to you, be combined into one Subscription Warrant.

         If you wish to transfer all or a portion of your rights, you should allow a sufficient amount of time prior to the time the rights expire for the subscription agent to:

            o  receive and process your transfer instructions; and

            o issue and transmit a new Subscription Warrant to your transferee or transferees with respect to transferred rights, and to you with respect to any rights you retained.

         If you wish to transfer your rights to any person other than a bank or broker, the signatures on your Subscription Warrant must be guaranteed by an eligible institution.

8.       SIGNATURE GUARANTEE REQUIRED

         Your signature on each Subscription Warrant must be guaranteed by an "eligible institution." The subscription agent will accept the following as an "eligible institution": a Canadian schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of recognized stock exchanges in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

         A signature guarantee will not be required if:

         o your Subscription Warrant provides that shares are to be delivered to you as record holder of those rights; or

         o you are an eligible institution.

9.       NOTICE TO BENEFICIAL HOLDERS

         If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others on _______, 2004, the record date for the rights offering, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owners with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate Subscription Warrants and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date for the rights offering, provided that, you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" which we will provide to you with your rights offering materials.



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

10.      Beneficial Owners

         If you are a beneficial owner of shares of our common stock or will receive your rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee exercise your rights, you should contact your nominee and request it to effect the transaction for you. To indicate your decision with respect to your rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owners Election Form" or such other form as your broker, custodian bank or nominee may provide. You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate Subscription Warrant, you should contact the nominee as soon as possible and request that a separate Subscription Warrant be issued to you.

11.      INSTRUCTIONS FOR COMPLETING YOUR SUBSCRIPTION WARRANT

         You should read and follow the instructions accompanying the Subscription Warrant(s) carefully.

         If you want to exercise your rights, you should send your Subscription Warrant(s) with your subscription price payment to the subscription agent. Do not send your Subscription Warrant(s) and subscription price payment to us.

         You are responsible for the method of delivery of your Subscription Warrant(s) with your subscription price payment to the subscription agent. If you send your Subscription Warrant(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires.

12.      DETERMINATIONS REGARDING THE EXERCISE OF YOUR RIGHTS

         We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine. We may reject the exercise of any of your rights because of any defect or irregularity. We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

         Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of Subscription Warrants and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept your exercise of rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

13.      QUESTIONS ABOUT EXERCISING RIGHTS

         If you have any questions or require assistance regarding the method of exercising your rights or requests for additional copies of this prospectus, or the Instructions as to the Use of Subscription Warrants, you should contact the subscription agent at the following addresses and telephone number:

                                    Computershare Investor Services Inc.
                                    100 University Avenue, 9th Floor
                                    Toronto, Ontario M5J 2YI
                                    Attention:  Corporate Actions

                                    Computershare Investor Services Inc.
                                    510 Burrard Street, 2nd Floor
                                    Vancouver, British Columbia V6C 3B6
                                    Attention:  Corporate Actions

                                    Toll Free:  1-800-564-6253


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14.      NO REVOCATION

         Once you have exercised your subscription privileges, you may not revoke your exercise. Rights not exercised prior to the expiration date of the rights offering will expire.

15.      PROCEDURES FOR DTC PARTICIPANTS

         We expect that your exercise of your basic subscription privilege may be made through the facilities of the Depository Trust Company. If your rights are held of record through DTC, you may exercise your basic subscription privilege and your over-subscription privilege by instructing DTC to transfer your rights from your account to the account of the subscription agent, together with certification as to the aggregate number of rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your subscription price payment for each share you subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.

         No change will be made to the cash subscription price by reason of changes in the trading price of our common stock prior to the closing of the rights offering.

16.      FOREIGN AND OTHER SHAREHOLDERS

         Subscription Warrants will be mailed to rights holders whose addresses are outside the United States and Canada. To exercise such rights, you must notify the subscription agent, and take all other steps that are necessary to exercise your rights on or prior to the expiration date of the rights offering. If the procedures set forth in the preceding sentence are not followed prior to the expiration date your rights will expire.

17.      EXPIRATION DATE, EXTENSIONS AND TERMINATION

         We may extend the rights offering and the period for exercising your rights, in our sole discretion. The rights will expire at 5:00 p.m., New York City time, on _________ 2004, unless we decide to extend the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the expiration date or the most recently announced expiration date. If the commencement of the rights offering is delayed, the expiration date will be similarly extended. If you do not exercise your basic subscription privilege prior to that time, your rights will be null and void. We will not be required to issue shares of common stock to you if the subscription agent receives your subscription certificate or your payment after that time, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described above.

18. SUBSTITUTE FORM W-9; TAXPAYER IDENTIFICATION NUMBER; POSSIBLE BACK-UP WITHHOLDING

Each Rights holder who elects to exercise Rights should provide Computershare Investor Services Inc. with a correct taxpayer identification number ("TIN") on the Substitute Form W-9 that is on the reverse side of the Subscription Warrant. Failure to provide the information on Substitute Form W-9 may subject the holder to a $50 penalty for each such failure and to 30% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock.

Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of Common Stock may be subject to backup withholding. If backup withholding applies, the Company or its transfer agent, as the case may be, will be required to withhold 30% of any such dividend payments made to a holder of Common Stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding on dividend payments, a Rights holder who exercises Rights is required to notify Computershare Investor Services Inc. of the holder's correct TIN by completing Substitute Form W-9 and certifying on Substitute Form W-9 that the TIN is correct (or that such Rights holder is awaiting a TIN). In addition, the holder is required to certify on Substitute Form W-9 that he or she is not subject to backup withholding for one of the reasons specified on Substitute Form W-9.



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

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a Form W-8 regarding the holder's foreign status. The form may be obtained from Computershare Investor Services Inc.. Each exempt holder, although not required to deliver a Substitute Form W-9, is advised to deliver a completed and signed Substitute Form W-9 to Computershare Investor Services Inc. to avoid possible erroneous backup withholding. See the following Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

If the record owner of Rights is an individual, the TIN is the taxpayer's social security number. For most entities, the TIN is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information regarding which number to report.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

DETERMINING THE PROPER TAXPAYER IDENTIFICATION NUMBER

You must enter your taxpayer identification number ("TIN") in the appropriate box on Substitute Form W-9. If you are a resident alien and you do not have and are not eligible to obtain a social security number, your TIN is your Internal Revenue Service ("IRS") individual taxpayer identification number. Enter it in the box. If you do not have a TIN, see Obtaining a Taxpayer Identification Number below.

Social security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000.

OBTAINING A TAXPAYER IDENTIFICATION NUMBER

If you do not have a TIN, you should apply for one as soon as possible. To apply for a social security number, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Obtain Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number if you are an individual who is not a U.S. citizen, national, or permanent resident. Obtain Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can obtain Forms W-7 and SS-4 from the IRS.

If you do not have a TIN but have applied for one or intend to do so in the near future, sign and date the Certificate of Awaiting Taxpayer Identification Number that follows Substitute Form W-9. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will in most cases have sixty days to obtain a TIN and give it to the Company or Computershare Investor Services Inc. before you are subject to backup withholding. Other payments are subject to backup withholding, without regard to this sixty-day rule, until you provide your TIN.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following payees are exempt from backup withholding on interest and dividend payments:

               o A corporation.

               o A financial institution.

               o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under
               Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

               o The United States or any of its agencies or instrumentalities.

               o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

               o A foreign government or any of its political subdivisions, agencies, or instrumentalities.


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               o An international organization or any of its agencies or
               instrumentalities.

               o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

               o A real estate investment trust.

               o A common trust fund operated by a bank under Section 584(a) of the Code.

               o An entity registered at all times during the tax year under the Investment Company Act of 1940.

               o A foreign central bank of issue.

               o A middleman known in the investment community as a nominee or custodian.

               o A trust exempt from tax under Section 664 of the Code or described in Section 4947 of the Code.

         IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, YOU SHOULD STILL COMPLETE AND RETURN SUBSTITUTE FORM W-9 TO COMPUTERSHARE INVESTOR SERVICES INC. TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING.

If you are a nonresident alien or a foreign entity not subject to backup withholding, you should also give Computershare Investor Services Inc. a completed Form W-8 regarding your foreign status. You can obtain the form from Computershare Investor Services Inc..

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Dividends  that  are  generally  exempt  from  backup  withholding include:

               o Payments to nonresident aliens subject to withholding under
               Section 1441 of the Code.

               o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

               o Payments made by certain foreign organizations.

               o Payments made by an ESOP pursuant to Section 404(k) of the Code.

               Certain payments that are not subject to IRS information reporting are also not subject to backup withholding. For details, see Sections 6041, 604lA, 6042, 6044, 6045, 6049, 6050A,
               and 6050N of the Code and the regulations under such sections.

PRIVACY ACT NOTICE

Section 6109 of the Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.


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Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

THESE INSTRUCTIONS AS TO THE USE OF AMERICAN NATURAL ENERGY CORPORATION SUBSCRIPTION WARRANTS AND GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 SUMMARIZE CERTAIN LAWS AND REGULATIONS THAT APPLY TO BACKUP WITHHOLDING AND OTHER TAX-RELATED MATTERS AS OF THE DATE OF THE PROSPECTUS. THESE LAWS AND REGULATIONS ARE SUBJECT TO BEING CHANGED IN THE FUTURE, POSSIBLY WITH RETROACTIVE EFFECT. FOR ADDITIONAL INFORMATION ABOUT BACKUP WITHHOLDING AND THE OTHER TAX-RELATED MATTERS THAT ARE DISCUSSED ABOVE, YOU SHOULD CONTACT YOUR TAX ADVISER OR THE IRS.

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